UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2009

First State Financial Corporation

(Exact name of Registrant as specified in its Charter)

Florida	000-50992	65-0771145
(State or Other Jurisdiction of Incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

22 S. Links Avenue, Sarasota, Florida	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 929-9000

Not Applicable

(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events

On July 30, 2009, First State Bank, the wholly owned subsidiary of First State Financial Corporation, filed its Consolidated Report of Condition and Income (the “Call Report”) with the Federal Deposit Insurance Corporation. On July 31, 2009, First State Financial Corporation filed its Consolidated Financial Statements for Bank Holding Companies (the “FR Y-9C”) with the Federal Reserve Board. These regulatory filings are not subject to review by the company’s auditors. The review of the company’s interim consolidated financial statements to be filed on Form 10-Q is expected to be completed by the August 14, 2009 due date. As such, the information presented in the Call Report and FR Y-9C should be considered preliminary based on the information available at the time of filing, and filed solely for regulatory purposes.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST STATE FINANCIAL CORPORATION

Date: July 31, 2009	By:	/s/ John E. (“Jed”) Wilkinson
John E. (“Jed”) Wilkinson
President and Chief Executive Officer